EXHIBIT 10.2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) dated __________, 2009 is entered into by and among General Finance Corporation, a Delaware corporation (the “Company ”), and the stockholders of Company listed on Schedule I attached hereto (each a “Stockholder ” and collectively, the “Stockholders ”).

WITNESSETH:

WHEREAS, in connection with the sale of Series A 12.5% Cumulative Preferred Stock ("Preferred Stock") shares of Preferred Stock were issued to the Stockholders pursuant to Preferred Stock Purchase Agreements (“Stock Purchase Agreements”) as set forth in Schedule I attached hereto;

WHEREAS, it is a condition to the consummation of the transactions contemplated by the Stock Purchase Agreements that, upon the Closing, the Company and Stockholders enter into this Agreement; and

WHEREAS, the Company and the Stockholders each desire to enter into this Agreement to set forth the rights relating to the Preferred Stock held by the Stockholders.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

SECTION 1.1  Certain Definitions.  For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided that, for the purposes of this definition, “control”, as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Board” means the Board of Directors of the Company.

“Business Day” means any day, other than a Saturday, Sunday or other day on which banks located in Los Angeles, California are authorized or required by Law to close.

“Closing” means the consummation of the sale of Preferred Stock contemplated by the Stock Purchase Agreements.

“Common Stock” means the common stock of the Company, par value $0.0001 per share.

“Demand Notice” shall have the meaning set forth in Section 3.1(b) of this Agreement.

“Demand Registration Statement” shall have the meaning set forth in Section 3.1(b) of this Agreement.

“Demand Request” shall have the meaning set forth in Section 3.1(b) of this Agreement.

“Demanding Stockholder” shall have the meaning set forth in Section 3.1(b) of this Agreement.

“Equity Securities” means all shares of Common Stock of the Company, all securities, directly or indirectly, convertible into or exchangeable for shares of Common Stock of the Company and all options, warrants, and other rights to purchase or otherwise, directly or indirectly, acquire from the Company shares of Common Stock, or securities convertible into or exchangeable for shares of Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“GAAP” shall mean United States generally accepted accounting principles consistently applied by the Company and its Subsidiaries throughout the periods indicated.

“Governmental Entity” shall mean any instrumentality, subdivision, court, administrative agency, commission, official or other authority of the United States or any other country or any state, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

“Incidental Registration” shall have the meaning set forth in Section 3.2(a) of this Agreement.

“Law” means any statute, law, common law, order, ordinance, rule or regulation of any Governmental Entity.

“NASDAQ” means the NASDAQ Global Market or any market listing of the NASDAQ Stock Market.

“Original Stockholder” shall mean each Person that is either (a) a Stockholder as of the date hereof or (b) a Permitted Transferee pursuant to a Transfer effected in accordance with clause (i), (ii) or (iii) of Section 2.2(a) of this Agreement.

“Permitted Transfer” shall have the meaning set forth in Section 2.2(a) of this Agreement.

“Permitted Transferee” shall have the meaning set forth in Section 2.2(a) of this Agreement.

“Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust, an incorporated organization or any other entity or organization, including a Governmental Entity.

“Registrable Securities” shall mean only shares of Preferred Stock acquired by the Stockholders pursuant to the Stock Purchase Agreements to the extent such shares have not been previously registered and sold pursuant to an effective registration statement and any other shares of Preferred Stock that may be received in respect of any of the foregoing securities; provided, that any Registrable Securities shall cease to be Registrable Securities:

(i)       when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement;

(ii)      when such securities shall have been transferred pursuant to Rule 144 under the Securities Act (or any successor provision); or

(iii)     when such securities shall have ceased to be outstanding.

“Registration” shall mean the Shelf Registration, each Required Registration and each Incidental Registration.

“Registration Expenses” shall mean all expenses incident to the Company’s performance of or compliance with Article III including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of any Registrable Securities), expenses of printing certificates for any Registrable Securities in a form eligible for deposit with the Depository Trust Company, internal expenses, and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any management review, cold comfort letters or any special audits required by or incident to such performance and compliance), securities acts liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company; but not including any underwriting fees, discounts or commissions attributable to the sale of securities or fees and expenses of counsel representing the holders of Registrable Securities included in such Registration incurred in connection with the sale of Registrable Securities.

“Required Registration” shall have the meaning set forth in Section 3.1(b) of this Agreement.

“Sale of the Company” means:

(i)        any consolidation or merger of the Company or a Subsidiary of the Company in which the shares of Common Stock are converted into cash, securities or other property; or

(ii)       any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company and its Subsidiaries.

“SEC” shall mean, at any time, the Securities and Exchange Commission or any other federal agency at such time administering the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Selection Date” shall mean the date that is sixty (60) days prior to the date on which the Company distributes to its stockholders the proxy statement relating to each applicable annual meeting.

“Shelf Registration” shall have the meaning set forth in Section 3.1(a) of this Agreement.

“Shelf Registration Lapse Date” shall mean the date, if any, that (x) the Company is not permitted to file or maintain a Form S-3 in connection with the Shelf Registration in accordance with Section 3.1(a), or (y) the Shelf Registration expired in accordance with Section 3.1(a)(i) and not all Registrable Securities registered in such Shelf Registration have been sold.

“Shelf Registration Statement” shall have the meaning set forth in Section 3.1(a) of this Agreement.

“Stockholder” shall have the meaning set forth in the preamble to this Agreement, subject to Section 2.2 hereof.

“Subsidiary” or “Subsidiaries” shall mean, with respect to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is owned by such Person directly or indirectly through one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through one or more Subsidiaries of such Person has more than a 50% equity interest.

“Transfer” shall have the meaning set forth in Section 2.1(a) of this Agreement.

ARTICLE II

TRANSFER OF EQUITY SECURITIES

SECTION 2.1  Restrictions.

(a)            No Stockholder shall, voluntarily or involuntarily, directly or indirectly, sell, assign, donate, hypothecate, pledge, encumber, grant a security interest in or in any other manner transfer, any Registrable Securities, in whole or in part, or any other right or interest therein, or enter into any transaction which results in the economic equivalent of a transfer of Registrable Securities to any Person (each such action, a “Transfer”) except pursuant to a Permitted Transfer.

(b)           From and after the dates hereof, all certificates or other instruments representing Registrable Securities held by each Stockholder shall bear legend which shall state:

(i)      “The sale, transfer, hypothecation, assignment, pledge, encumbrance or other disposition of this share certificate and the shares Preferred Stock represented hereby are restricted by and are subject to all of the terms, conditions and provisions of that certain Registration Rights Agreement, dated as of ___________, 2009, by and between General Finance Corporation and the stockholders party thereto, which agreement is on file at the principal offices of General Finance Corporation.”

       (ii)     “The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or pursuant to any state securities laws. The securities have been acquired for investment and may not be sold or transferred except in compliance with the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws or pursuant to an exemption therefrom.”

(c)            Any attempt to transfer any Registrable Security which is not in accordance with this Agreement shall be null and void and the Company agrees that it will not cause, permit or give any effect to any Transfer of any Registrable Securities to be made on its books and records unless such Transfer is permitted by this Agreement and has been made in accordance with the terms hereof.

(d)           Each Stockholder agrees that it will not effect any Transfer of Registrable Securities unless such Transfer is a Permitted Transfer and is made (i) pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act or pursuant to Rule 144 or Rule 144A promulgated under the Securities Act and (ii) in accordance with all applicable Laws (including, without limitation, all securities laws).

(e)           The restrictions contained in this Section 2.1 shall expire on the first anniversary of the date of this Agreement.

ARTICLE III

REGISTRATION RIGHTS

SECTION 3.1  Required Registrations.

(a)           Shelf Registration Statement.  Company shall file a registration statement under the Securities Act on or prior to the first anniversary of the date of this Agreement covering all of the Registrable Securities then held by the Stockholders on Form S-3 or such other available forms (the “Shelf Registration”), provided that each such Stockholder desiring to participate in such Shelf Registration shall comply with Section 3.8 hereof, and to have such Registration Statement declared effective to enable the resale of such Registrable Securities after the date of the first anniversary of the date of this Agreement on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) through NASDAQ or such other market as may be the principal market on which the Registrable Securities are then quoted or listed.  Company will use all commercially reasonable efforts to cause the Shelf Registration Statement to remain continuously effective under the Securities Act until the earlier of the date on which all Registrable Securities held by the Stockholders shall have either (i) been sold in accordance with this Section 3.1(a) or (ii) ceased to be outstanding.

(b)           Required Registrations.  If at any time after (i) the Shelf Registration Lapse Date or (ii) the Company fails to maintain the Shelf Registration continuously effective pursuant to Section 1(a) hereof, Company shall be requested in writing, which writing shall specify the Registrable Securities to be registered and, if applicable, the intended method of disposition thereof (a “Demand Request”), by any holder of Preferred Stock (each a “Demanding Stockholder”), to effect a registration under the Securities Act of Registrable Securities held by such Stockholders (each, a “Required Registration”), then Company shall promptly use all commercially reasonable efforts to effect such Required Registration by filing, at Company’s option, either a Form S-1 or Form S-3 registration statement (a “Demand Registration Statement”); provided  the Company shall not be required to comply with more than one (1) Demand Request during any twelve (12) month period.  The Company shall pay all Registration Expenses in connection with any registration initiated as a Required Registration whether or not it has become effective and whether or not such registration has counted as one of the Required Registrations hereunder.  Subject to the provisos in the preceding sentence, the Company shall only be obligated to comply with three (3) Demand Requests in total. Upon receipt by Company of a Demand Request, Company shall deliver a written notice (a “Demand Notice”) to each Stockholder who did not make such Demand Request stating that Company intends to comply with a Demand Request and informing each such Stockholder of its right to include Registrable Securities in such Required Registration. Within ten (10) Business Days after receipt of a Demand Notice, each Stockholder shall have the right to request in writing that Company include all or a specific portion of the Registrable Securities held by such Stockholder in such Required Registration. Notwithstanding anything to the contrary set forth herein, Company shall be obligated to effect any one or more of such Required Registrations pursuant to a Shelf Registration Statement if the Demanding Stockholder so requests in connection with any Demand Request.

(c)            Selection of Underwriters. In the event that the Registrable Securities to be registered pursuant to a Required Registration are to be disposed of in an underwritten public offering, the underwriters of such public offering shall be one or more underwriting firms of nationally recognized standing selected by the Company and reasonably acceptable to the Demanding Stockholder. In the event Company elects to file a Demand Registration Statement on Form S-3 and the underwriters, if any, in such public offering or the Demanding Stockholder requests that Company provide disclosures otherwise required in connection with a Form S-1 registration statement, then Company shall include in such Demand Registration Statement such “long form” disclosures.

(d)            Priority on Required Registrations. In the event that, in the case of any Required Registration, the managing underwriter for the public offering contemplated by Section 3.1(b) shall advise Company in writing (with a copy to each holder of Registrable Securities requesting sale) that, in such underwriter’s opinion, the amount of securities requested to be included in such Required Registration would adversely affect the public offering and sale (including pricing) of such Registrable Securities (such writing to state the basis of such opinion and the approximate number of Registrable Securities that may be included in such public offering without such effect), Company will include in such Required Registration the number of Registrable Securities that the Company is so advised can be sold in such public offering, in the following amounts:

               (i) first, all Registrable Securities requested to be sold by holders of Registrable Securities pursuant to Section 3.1(b)  pro rata  among such holders on the basis of the number of Registrable Securities owned by each such holders; and

              (ii) second, securities proposed to be sold by Company for its own account.

(e)                 Black Out Period.  Notwithstanding any other provision of this Agreement to the contrary, if the Board reasonably determines that the registration and distribution of Registrable Securities (i) would reasonably be expected to impede, delay or interfere with, or require premature disclosure of, any material financing, offering, acquisition, merger, corporate reorganization, or other significant transaction or any negotiations, discussions or pending proposals with respect thereto, involving Company or any of its Subsidiaries, or (ii) would require disclosure of non-public material information, the disclosure of which would reasonably be expected to adversely affect Company, Company shall (x) be entitled to postpone the filing or effectiveness or suspend the effectiveness of a registration statement and/or the use of any prospectus for a period of time not to exceed one hundred twenty (120) days and (y) promptly give the Stockholders written notice of such postponement or suspension (which notice need not specify the nature of the event giving rise to such suspension); provided , that Company shall not utilize the right described in Section 3.1(b) more than once in any twelve (12) month period. Notwithstanding anything to the contrary set forth herein, any application of the provisions of Section 2.2(c) of this Agreement that results in a postponement of the effectiveness of a registration statement pursuant to this Section 3.1(e) shall not be included in calculating the 120-day period.

SECTION 3.2  Incidental Registration.

(a)            Filing of Registration Statement.  If, at any time after the first anniversary of the date hereof, the Company proposes to register, for its own account or for the account of any other Person any of its securities (an “Incidental Registration”) under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor forms thereto) for sale to the public, it will at each such time give prompt written notice to all Stockholders of its intention to do so, which notice shall be given at least thirty (30) days prior to the date that a registration statement relating to such registration is proposed to be filed with the SEC. Upon the written request of any Stockholder to include Registrable Securities held by it that are not otherwise covered by the Shelf Registration Statement or a Demand Registration Statement in such Incidental Registration (which request shall (i) be made within fifteen (15) days after the receipt of any such notice, and (ii) specify the Registrable Securities intended to be included by such holder), Company will use all commercially reasonable efforts to effect the registration of all Registrable Securities that Company has been so requested to register by such Stockholder; provided , however , that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, Company shall determine for any reason to terminate such registration statement and not to register such securities, Company may, at its election, give written notice of such determination to each such holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities of such Persons in connection with such registration.

(b)                Selection and Use of Underwriters.  Underwriters, if any, in connection with any offering pursuant to this Section 3.2 shall be selected at the sole and exclusive discretion of Company. No Stockholder shall Transfer any Registrable Securities included in the Incidental Registration other than through the underwriter or underwriters so selected by Company.

(c)                Priority on Incidental Registrations.  If the managing underwriter for the offering contemplated by this Section 3.2 shall advise Company in writing that, in such underwriter’s opinion, the number of securities requested to be included in such Incidental Registration would adversely affect the offering and sale (including pricing) of such securities, Company shall include in such Incidental Registration the number of securities that Company is so advised can be sold in such offering, in the following amounts and order of priority:

(i)	first, securities proposed to be sold by Company for its own account;

(ii)   second, securities proposed to be sold for persons who triggered such Incidental Registration under a demand right; and

(ii)   third, securities proposed to be sold by all other persons pro rata among such persons.

SECTION 3.3  Registration Procedures.

Company will use all commercially reasonable efforts to effect the Shelf Registration and Required Registration pursuant to Section 3.1 and each Incidental Registration pursuant to Section 3.2, and to cooperate with the sale of such Registrable Securities in accordance with such registration statements as quickly as reasonably practicable, and Company will as expeditiously as reasonably practicable:

(a)           subject to the rights of Company set forth in Section 3.2(a), prepare and file with the SEC the registration statement and use all commercially reasonable efforts to cause the Registration to become effective;

(b)          subject, in the case of an Incidental Registration, to the proviso to Section 3.2(a), prepare and file with the SEC such amendments and post-effective amendments to any registration statement and any prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such Registrable Securities have been disposed of in accordance with such registration statement and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

(c)           furnish, upon request, at no charge to the holders of the Registrable Securities, to each holder of Registrable Securities to be included in such Registration and the underwriter or underwriters, without charge, at least one copy of the signed registration statement and any post-effective amendment thereto, and such number of conformed copies thereof and such number of copies of the prospectus (including each preliminary prospectus and each prospectus filed under Rule 424 under the Securities Act), any amendments or supplements thereto and any documents incorporated by reference therein, as such holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such holder (it being understood that Company consents to the use of the prospectus and any amendment or supplement thereto by each holder of Registrable Securities covered by such registration statement and the underwriter or underwriters, in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);

(d)           promptly notify each holder of the Registrable Securities to be included in such Registration and the underwriter or underwriters:

                   (i)         of any stop order or other order suspending the effectiveness of any registration statement, issued or threatened by the SEC in connection therewith, and take all commercially reasonable actions required to prevent the entry of such stop order or to remove it or obtain withdrawal of it at the earliest possible moment if entered;

                  (ii)         when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

                 (iii)         of any written request by the SEC for amendments or supplements to such registration statement or prospectus or additional information;

                 (iv)        of the receipt by Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction; and

                 (v)         following it becoming aware thereof, notify the Stockholders of the occurrence of any event that makes any statement made in a registration statement or prospectus untrue in any material respect or that requires the making of any changes in a registration statement or prospectus so that, in such regard, it shall not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements (in the case of a prospectus, in light of the circumstances under which they were made), not misleading;

(e)          if requested by the managing underwriter or underwriters, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to such underwriting as the managing underwriter or underwriters reasonably request to be included therein; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment; provided , however , that Company shall not be required to take any action pursuant to this Section 3.3(e) that would, in the opinion of counsel to the Company, violate applicable Law;

(f)          on or prior to the date on which a Registration is declared effective, use all commercially reasonable efforts to register or qualify, and cooperate with the holders of Registrable Securities to be included in such Registration, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of the Registrable Securities covered by such Registration for offer and sale under the securities or “blue sky” laws of each state and other jurisdiction of the United States as any such holder or underwriter reasonably requests in writing; use all commercially reasonable efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective; and do any and all other acts or things reasonably necessary or advisable to enable the disposition of the Registrable Securities in all such jurisdictions reasonably requested to be covered by such Registration.

(g)           in connection with any sale pursuant to a Registration, cooperate with the holders of Registrable Securities to be included in such Registration and the managing underwriter or underwriters, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends including, without limitation, those set forth in Section 2.1) representing securities to be sold under such Registration, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request;

(h)           use all commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities within the United States and having jurisdiction over Company or any Subsidiary as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, as applicable, to consummate the disposition of such securities;

(i)           use all commercially reasonable efforts to obtain such legal opinions and auditors’ consents as may be required by applicable Law;

(j)           otherwise comply with all applicable rules and regulations of the SEC, and make generally available to its security holders (as contemplated by Section 11(a) under the Securities Act) an earnings statement satisfying the provisions of Rule 158 under the Securities Act no later than ninety (90) days after the end of the twelve (12) month period beginning with the first month of Company’s first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said twelve (12) month period;

(k)           use all commercially reasonable efforts to cause its senior executive officers to participate in “road shows” at the request of the underwriters in connection with a Required Registration; provided , that such senior executive officers shall not be required to participate in “road shows” for more than two (2) Required Registrations;

(l)          register the Registrable Securities on trading on NASDAQ, or such other national securities exchange where the Common Stock is registered for public trading;

(m)          provide copies to Stockholders of “cold comfort” letters or other documents provided to underwriters; and

(n)          prior to filing of a registration statement with the SEC, deliver to the Stockholders and counsel for the Stockholders a copy of such registration statement.

SECTION 3.4  Registration Expenses.

Company will pay all Registration Expenses in connection with each registration of Registrable Securities, including, without limitation, any such registration not effected by the Company.

SECTION 3.5  Indemnification; Contribution.

(a)            Company shall indemnify, to the fullest extent permitted by applicable Law, each holder of Registrable Securities, its officers, directors, partners, employees and agents, if any, and each Person, if any, who controls such holder within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), joint or several, resulting from any violation by Company of the provisions of the Securities Act or any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if amended or supplemented) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses are caused by any untrue statement or alleged untrue statement contained in, or by any omission or alleged omission from, information concerning any holder of Registrable Securities furnished in writing to Company by such holder expressly for use therein. No action or failure to act on the part of the underwriters (whether or not such underwriter is an Affiliate of any holder of Registrable Securities) shall affect the obligations of Company to indemnify any holder of Registrable Securities or any other Person pursuant to the preceding sentence. In connection with any underwritten offering pursuant to Section 3.2, Company agrees to enter into an underwriting agreement in customary form with the applicable underwriters, and Company agrees to indemnify such underwriters, their officers, directors, employees and agents, if any, and each Person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act to the same extent as herein before provided with respect to the indemnification of the holders of Registrable Securities; provided  that Company shall not be required to indemnify any such underwriter, or any officer, director or employee of such underwriter or any Person who controls such underwriter within the meaning of Section 15 of the Securities Act, to the extent that the loss, claim, damage, liability (or proceedings in respect thereof) or expense for which indemnification is claimed results from such underwriter’s failure to send or give a copy of an amended or supplemented final prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such amended or supplemented final prospectus prior to such written confirmation and the underwriter was provided with such amended or supplemented final prospectus.

(b)            In connection with any registration statement in connection with an offering in which a holder of Registrable Securities is participating, each such holder, severally and not jointly, shall indemnify, to the fullest extent permitted by applicable Law, Company, each underwriter and their respective officers, directors, employees and agents, if any, and each Person, if any, who controls Company or such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses resulting from any untrue statement or alleged untrue statement of a material fact in, or any omission or alleged omission of a material fact required to be stated in, the registration statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement is contained in, or such omission is from, information so concerning a holder furnished in writing by such holder expressly for use therein; provided  that such holder’s obligations hereunder shall be limited to an amount equal to the net proceeds to such holder of the Registrable Securities sold pursuant to such registration statement.

(c)            Any Person entitled to indemnification under the provisions of this Section 3.5 shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party; and if such defense is so assumed, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party and such indemnifying party shall not be subject to any liability for any settlement made without its consent (which shall not be unreasonably withheld); and any underwriting agreement entered into with respect to any registration statement provided for under this Article III shall so provide. In the event an indemnifying party shall elect not to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim.

(d)            If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable Law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Notwithstanding the foregoing, no holder of Registrable Securities shall be required to contribute any amount in excess of the amount such holder would have been required to pay to an indemnified party if the indemnity under Section 3.5(b) were available. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligation of any Person to contribute pursuant to this Section 3.5 shall be several and not joint.

(e)            An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section 3.5 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable.

(f)            The indemnity and contribution agreements contained in this Section 3.5 shall remain in full force and effect regardless of any investigation made by or on behalf of a participating holder of Registrable Securities, its officers, directors, agents or any Person, if any, who controls such holder as aforesaid, and shall survive the Transfer of Equity Securities by such holder and the termination of this Agreement for any reason.

SECTION 3.6  Holdback Agreements.

Each Stockholder agrees not to sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any Equity Securities, other than those Registrable Securities included in such Registration pursuant to Section 3.1 or 3.2(a), for the seven (7) days prior to and the ninety (90) days after the effectiveness of the registration statement pursuant to which such offering shall be made (or such longer periods as may be advised by the underwriter with respect to the applicable offering but in any event not to exceed thirty (30) days prior to and ninety (90) days after the effectiveness of such registration statement). Company agrees that it and its executive officers will be subject to the holdback period requested by the underwriters of a Required Registration, if any, pursuant to this Section 3.6 to the extent that such underwriters determine such holdback by Company and its executive officers is reasonably necessary for the successful offering and sale of all Registrable Securities in connection with such registration.

SECTION 3.7  Availability of Information.

The Company shall cooperate with each Stockholder who is a holder of any Registrable Securities in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption from the Securities Act for the sale of any Registrable Securities.

SECTION 3.8  Information Concerning Stockholders.

It shall be a condition precedent to the obligations of the Company to include the Registrable Securities of any selling Stockholder in any registration statement or prospectus, as the case may be, that such selling Stockholder shall take the actions described in this Section 3.8:

(a) each selling Stockholder that has requested inclusion of its Registrable Securities in any registration statement shall furnish to the Company in writing all information as may be necessary to make the information previously furnished to the Company by such Stockholder, in light of the circumstances under which it was made, not misleading, any other information regarding such Stockholder and the distribution of such Registrable Securities as may be required to be disclosed in the prospectus or registration statement under applicable Law or pursuant to SEC comments and any information otherwise reasonably requested from time to time by the Company to comply with applicable Law or regulations, including, without limitation, (i) the then current name and address of such Stockholder(s), (ii) the aggregate number of Registrable Securities requested to be registered, (iii) the total number of Registrable Securities then held by such Stockholder(s), (iv) the intended means of distribution, and (v) any other information required to be disclosed with respect to such Stockholder or such Stockholder’s Registrable Securities in the registration statement or related prospectus by the Securities Act;

(b) each selling Stockholder shall promptly (i) following it becoming aware thereof, notify the Company of the occurrence of any event that makes any statement made in a registration statement or prospectus regarding such selling Stockholder untrue in any material respect or that requires the making of any changes in a registration statement or prospectus so that, in such regard, it shall not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements (in the case of a prospectus, in light of the circumstances under which they were made), not misleading and (ii) in connection with providing such notice, provide the Company with such information in its possession as may be required to enable the Company to prepare a supplement or post-effective amendment to any such registration statement or a supplement to such prospectus;

(c) with respect to any registration statement for an underwritten offering, the inclusion of a Stockholder’s Registrable Securities therein shall be conditioned, at the managing underwriter’s request, upon the execution and delivery by such Stockholder of an underwriting agreement as may be negotiated by the Company;

(d) any sale of any Registrable Securities by any Stockholder shall constitute a representation and warranty by such Stockholder that the prospectus delivered by such Stockholder does not as of the time of such sale contain any untrue statement of a material fact relating to the information expressly provided in writing by such Stockholder for inclusion in such prospectus and that such prospectus does not as of the time of such sale omit to state any material fact relating to the information expressly provided in writing by such Stockholder for inclusion in such prospectus necessary to make the statements in such prospectus, in light of the circumstances under which they were made, not misleading; and

(e) no Stockholder shall use, distribute or otherwise disseminate any “free writing prospectus”, as defined in Rule 405 under the Securities Act, in connection with the sale of Registrable Shares under the Shelf Registration Statement, without the prior written consent of the Company.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1  Entire Agreement.

This Agreement, including the schedules hereto and any other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

SECTION 4.2  Table of Contents; Captions.

The table of contents and the Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

SECTION 4.3  Counterparts.

This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

SECTION 4.4  Notices.

Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given (i) five (5) Business Days following deposit in the mails if sent by registered or certified mail, postage prepaid, (ii) when sent, if sent by facsimile transmission, if receipt thereof is confirmed by telephone, (iii) when delivered, if delivered personally to the intended recipient and (iv) two (2) Business Days following deposit with a nationally recognized overnight courier service, in each case addressed as follows:

If to Company, to:

General Finance Corporation
39 East Union Street
Pasadena, CA 91103
Facsimile:  (626) 795-8090

and if to any of the Stockholders, to the addresses or facsimile numbers set forth opposite each of their names on Schedule I attached hereto; or such other addresses or number as shall be furnished in writing by any such party.

SECTION 4.5  Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the Company, the Stockholders and their respective successors and Permitted Transferees. Any or all of the rights of a Stockholder under this Agreement may be assigned or otherwise conveyed by any Stockholder only in connection with a Transfer of Equity Securities which is in compliance with this Agreement.

SECTION 4.6  Governing Law.

The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

SECTION 4.7  Submission to Jurisdiction.

(a) Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement may be brought in the courts of the State of California, County of Los Angeles or in the United States District Court for the Central District of California and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices set forth in Section 5.4, such service to become effective ten (10) days after such mailing. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. Subject to Section 5.7(b), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by law.

(b) The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable Law.

(c) The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate and that should any dispute arise concerning any matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the parties hereto may have.

(d) The prevailing party or parties in any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement shall be entitled to receive from the losing party or parties all costs and expenses, including reasonable counsel fees, incurred by the prevailing party or parties.

SECTION 4.8  Third Party Beneficiaries.

Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto, provided, however, the persons entitled to indemnification under Section 3.5 shall be third-party beneficiaries hereof.

SECTION 4.9  Confidentiality.

Each Stockholder hereby agrees that it shall keep (and shall use all commercially reasonable efforts to cause its directors, officers, general and limited partners, employees, representatives and outside advisors and its Affiliates to keep) all non-public information relating to Company received by it in connection with any Registration confidential except information which (a) becomes known to such Stockholder from a source, other than Company, its directors, officers, employees, representatives or outside advisors, which source, to the actual knowledge of such Stockholder, is not obligated to Company to keep such information confidential or (b) is or becomes generally available to the public through no breach of this Agreement by such Stockholder. Company and each Stockholder agrees that (i) such non-public information may be communicated to the directors, officers, general and limited partners, employees, representatives, outside advisors and Affiliates of such Stockholder and (ii) such Stockholder will use all commercially reasonable to cause its directors, officers, general and limited partners, employees, representatives, outside advisors or Affiliates to keep such non-public information confidential. Notwithstanding the foregoing, a Stockholder may disclose non-public information if required to do so upon request for disclosure pursuant to a federal or state freedom of information statute or by a court of competent jurisdiction or by any governmental agency;  provided however , that, to the extent permitted by law, prompt notice of such required disclosure be given to Company prior to the making of such disclosure so that Company may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, the Stockholder required to disclose the non-public information will disclose only that portion which such party is legally required to be disclosed and will request that confidential treatment be accorded such portion of the non-public information.

SECTION 4.10  Amendments; Waivers.

No provision of this Agreement may be amended, modified or waived without the prior written consent of the Company and holders of more than ninety percent (90%) of the issued and outstanding Registrable Securities, collectively. Notwithstanding the foregoing, the addition of parties to this Agreement in accordance with its terms shall not be deemed to be an amendment, modification or waiver requiring the consent of any Stockholder.

SECTION 4.11  No Strict Construction.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

SECTION 4.12  Specific Performance.

Company and each Stockholder agrees that irreparable damages would occur to Company or such Stockholder, as the case may be, if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of Company and each Stockholder shall be entitled to seek an injunction or injunctions to prevent actual breaches of this Agreement by Company or the Stockholders, as the case may be, and to enforce specifically the terms and provisions hereof in the courts referenced in Section 4.7 (or, on a preliminary basis in order to preserve the status quo pending a decision of the courts referenced in Section 4.7, or in order to enforce a judgment of the courts referenced in Section 4.7, in any court of competent jurisdiction), in addition to having any other remedies to which the Company or such Stockholder is entitled at law or in equity and without the necessity of proving damages or posting a bond or other security.

SECTION 4.13  Several Liability

No Stockholder shall have any liability or obligations hereunder for any covenant of, or breach hereof by, any other Stockholder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

GENERAL FINANCE CORPORATION

By:______________________________
Name:
Title:

STOCKHOLDERS:

__________________________

Schedule I STOCKHOLDERS
Name of Stockholder	Number of Shares	Notice Address